UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2010

EASTON-BELL SPORTS, INC.

(Exact Name of registrant as specified in charter)

Delaware	333-123927	20-1636283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7855 Haskell Avenue, Suite 200

Van Nuys, CA 91406

(Address of principal executive offices, including zip code)

(818) 902-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2010, the Board of Directors of Easton-Bell Sports, Inc. (the “Company”) appointed Kevin Mansfield as a director of the Company and a member of the Audit Committee of the Board of Directors (the “Audit Committee”). Andrew Claerhout, a current director of the Company, was also appointed to the Compensation Committee of the Board of Directors (the “Compensation Committee”). Mr. Mansfield and Mr. Claerhout were appointed to the Audit Committee and Compensation Committee, respectively, to fill the vacancies resulting from the resignation of Shael Dolman from the Board of Directors, the Audit Committee and the Compensation Committee.

Mr. Dolman resigned from the Board of Directors and the committees of the Board of Directors on which he served on August 12, 2010. Mr. Dolman was a director and member of the Audit Committee and the Compensation Committee. The resignation of Mr. Dolman is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTON-BELL SPORTS, INC.

Date: August 13, 2010	By:	/S/ MARK TRIPP
	Name:	Mark Tripp
	Title:	Chief Financial Officer, Senior
Vice President, Treasurer and
Secretary